UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2017

SELECT ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Post Oak Blvd., Suite 400
Houston, Texas 77056

(Address of Principal Executive Offices)

(940) 668-0259

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 1, 2017, Select Energy Services, Inc., a Delaware corporation (the “Company” or “Select”), completed its previously announced merger with Rockwater Energy Solutions, Inc., a Delaware corporation (“Rockwater”), pursuant to the closing (the “Closing”) of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated July 18, 2017, among the Company, Rockwater, Rockwater Energy Solutions, LLC, a Delaware limited liability company and a subsidiary of Rockwater (“RES Holdings”), SES Holdings, LLC, a Delaware limited liability company and a subsidiary of Select (“SES Holdings”), Raptor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Select (“Corporate Merger Sub”), and Raptor Merger Sub, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of SES Holdings (“LLC Merger Sub”).

Item 1.01                   Entry into a Material Definitive Agreement.

Credit Agreement

On November 1, 2017, in connection with the Closing, SES Holdings and Select Energy Services, LLC, a wholly owned subsidiary of SES Holdings (the “Borrower”), entered into a $300.0 million senior secured revolving credit facility (the “Credit Agreement”), by and among SES Holdings, as parent, the Borrower, certain of SES Holdings’s subsidiaries, as guarantors, each of the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, issuing lender and swingline lender (the “Administrative Agent”).  The Credit Agreement also has a sublimit of $40.0 million for letters of credit and a sublimit of $30.0 million for swingline loans.  Subject to obtaining commitments from existing or new lenders, Select has the option to increase the maximum amount under the senior secured credit facility by $150.0 million during the first three years following the Closing.

The Credit Agreement permits extensions of credit up to the lesser of $300.0 million and a borrowing base that is determined by calculating the amount equal to the sum of (i) 85% of the Eligible Billed Receivables (as defined in the Credit Agreement), plus (ii) 75% of Eligible Unbilled Receivables (as defined in the Credit Agreement), provided that this amount will not equal more than 35% of the borrowing base, plus (iii) the lesser of (A) the product of 70% multiplied by the value of Eligible Inventory (as defined in the Credit Agreement) at such time and (B) the product of 85% multiplied by the Net Recovery Percentage (as defined in the Credit Agreement) identified in the most recent Acceptable Appraisal of Inventory (as defined in the Credit Agreement), multiplied by the value of Eligible Inventory at such time, provided that this amount will not equal more than 30% of the borrowing base, minus (iv) the aggregate amount of Reserves (as defined in the Credit Agreement), if any, established by the Administrative Agent from time to time, including, if any, the amount of the Dilution Reserve (as defined in the Credit Agreement). The borrowing base is calculated on a monthly basis pursuant to a borrowing base certificate delivered by the Borrower to the Administrative Agent.

Borrowings under the Credit Agreement bear interest, at the Borrower’s election, at either the (a) one-, two-, three- or six-month London Interbank Offered Rate (“Eurocurrency Rate”) or (b) the greatest of (i) the federal funds rate plus ½%, (ii) the one-month Eurocurrency Rate plus 1% and (iii) the Administrative Agent’s prime rate (the “Base Rate”), in each case plus an applicable margin, and interest shall be payable monthly in arrears. The applicable margin for Eurocurrency Rate loans ranges from 1.50% to 2.00% and the applicable margin for Base Rate loans ranges from 0.50% to 1.00%, in each case, depending on the Borrower’s average excess availability under the Credit Agreement. The applicable margin for Eurocurrency Rate loans will be 1.75% and the applicable margin for Base Rate loans will be 0.75% until June 30, 2018. During the continuance of a bankruptcy event of default, automatically and during the continuance of any other default, upon the Administrative Agent’s or the required lenders’ election, all outstanding amounts under the Credit Agreement will bear interest at 2.00% plus the otherwise applicable interest rate. The Credit Agreement is scheduled to mature on the fifth anniversary of the Closing.

The obligations under the Credit Agreement are guaranteed by SES Holdings and certain of the subsidiaries of SES Holdings and the Borrower and secured by a security interest in substantially all of the personal property assets of SES Holdings, the Borrower and their domestic subsidiaries.

The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. If an event of default occurs and is continuing, the lenders may declare all amounts outstanding under the Credit Agreement to be immediately due and payable.

In addition, the Credit Agreement restricts SES Holdings’s and the Borrower’s ability to make distributions on, or redeem or repurchase, its equity interests, except for certain distributions, including distributions of cash so long as, both at the time of the distribution and after giving effect to the distribution, no default exists under the Credit Agreement and either (a) excess availability at all times during the preceding 30 consecutive days, on a pro forma basis and after giving effect to such distribution, is not less than the greater of (1) 25% of the lesser of (A) the maximum revolver amount and (B) the then-effective borrowing base and (2) $37.5 million or (b) if SES Holdings’s fixed charge coverage ratio is at least 1.0 to 1.0 on a pro forma basis, and excess availability at all times during the preceding 30 consecutive days, on a pro forma basis and after giving effect to such distribution, is not less than the greater of (1) 20% of the lesser of (A) the maximum revolver amount and (B) the then-effective borrowing base and (2) $30.0 million. Additionally, the Credit Agreement generally permits the Borrower to make distributions required under its existing tax receivable agreements.

The Credit Agreement also requires SES Holdings to maintain a fixed charge coverage ratio of at least 1.0 to 1.0 at any time availability under the Credit Agreement is less than the greater of (i) 10% of the lesser of (A) the maximum revolver amount and (B) the then-effective borrowing base and (ii) $15.0 million and continuing through and including the first day after such time that availability under the Credit Agreement has equaled or exceeded the greater of (i) 10% of the lesser of (A) the maximum revolver amount and (B) the then-effective borrowing base and (ii) $15.0 million for 60 consecutive calendar days.

Certain lenders party to the Credit Agreement and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, such parties and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Registration Rights Agreement with FBR

In connection with the Closing, pursuant to that certain Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), dated as of November 1, 2017, by and between Rockwater and Select, Rockwater assigned, and Select assumed, Rockwater’s rights and obligations under that certain Registration Rights Agreement made and entered into as of February 16, 2017, between Rockwater and FBR Capital Markets & Co. (as assumed by Select pursuant to the Assignment and Assumption Agreement, the “FBR Registration Rights Agreement”). Under the FBR Registration Rights Agreement, Select has agreed, at its expense, to file with the SEC a shelf registration statement registering for resale shares of Class A common stock into which the outstanding shares of the Company’s Class A-2 Common Stock are convertible, and to cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission (the “SEC”) as soon as practicable but in any event within 180 days after the initial filing of such registration statement. Pursuant to the Company’s Third Amended and Restated Certificate of Incorporation, which became effective at the Corporate Merger Effective Time (as defined below), all shares of Select Class A-2 Common Stock will automatically convert to Select Class A Common Stock on a one-for-one basis upon the effectiveness of the aforementioned registration statement.

The foregoing description is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement and the FBR Registration Rights Agreement, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Observer Agreement

In connection with the Closing, pursuant to the Merger Agreement, the Company entered into that certain Board Observation Rights Agreement (the “White Deer Observer Agreement”), dated as of November 1, 2017, with White Deer Energy L.P. (“White Deer”). Pursuant to the White Deer Observer Agreement, White Deer will have the right to, among other things, appoint a single representative as a board observer with respect to the Select board of directors (the “Board”) for so long as White Deer’s beneficial ownership in the Company remains above a pre-determined threshold.

The foregoing description is qualified in its entirety by reference to the full text of the White Deer Observer Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02      Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement, the obligations of SES Holdings and the Borrower under the Amended and Restated Credit Agreement, dated as of May 3, 2011, among SES Holdings, the Borrower, the Administrative Agent, and the various lenders party thereto (the “Previous Credit Facility”) have been repaid in full and the Previous Credit Facility has been terminated.

Certain lenders party to the Previous Credit Facility and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, such parties and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.

In addition, certain lenders party to the Previous Credit Facility are lenders under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Previous Credit Facility, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, dated March 2, 2017 (Registration No. 333-216404) and incorporated into this Item 1.01 by reference.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On November 1, 2017, the Company completed its previously announced merger with Rockwater. Pursuant to the Merger Agreement, Corporate Merger Sub merged with and into Rockwater, with Rockwater continuing as the surviving entity as a wholly owned subsidiary of Select (the “Corporate Merger”), and LLC Merger Sub merged with and into RES Holdings, with RES Holdings continuing as the surviving entity as an indirect wholly owned subsidiary of SES Holdings (the “LLC Merger”).

At the effective time of the Corporate Merger (the “Corporate Merger Effective Time”), subject to certain exceptions, (x) each share of Rockwater’s Class A Common Stock, $0.01 par value per share (“Rockwater Class A Common Stock”), then outstanding was converted into the right to receive a number of shares of Select’s Class A Common Stock, $0.01 par value per share (“Select Class A Common Stock”), equal to 0.7652 per each such share (the “Exchange Ratio”), (y) each share of Rockwater’s Class A-1 Common Stock, $0.01 par value per share, then outstanding was converted into the right to receive a number of shares of Select’s Class A-2 Common Stock equal to the Exchange Ratio, and (z) each share of Rockwater’s Class B Common Stock, $0.01 par value per share, then outstanding was converted into the right to receive a number of shares of Select’s Class B Common Stock, $0.01 par value per share (“Select Class B Common Stock”), equal to the Exchange Ratio (such issuance of common stock, the “Stock Issuance”). At the effective time of the LLC Merger, subject to certain exceptions, each unit of RES Holdings (each, an “RES Holdings Unit”) then outstanding (including RES Holdings Units held by Rockwater) was converted into the right to receive a number of units in SES Holdings equal to the Exchange Ratio. The original exchange ratio of 0.7777 set forth in the Merger Agreement was adjusted downwards to 0.7652 in accordance with the terms of the Merger Agreement.

Shares of Select common stock outstanding immediately prior to the Corporate Merger Effective Time remain outstanding and have not been exchanged, converted or otherwise changed in the Corporate Merger. Based on the number of shares of Rockwater common stock issued and outstanding immediately prior to the Corporate Merger Effective Time, a total of approximately 25.9 million shares of Select Class A Common Stock, 6.7 million shares of Select Class A-2 Common Stock and 4.4 million shares of Select Class B Common Stock (excluding the issuance of equity awards, which are described in the following paragraph), were issued to the former holders of Rockwater common stock pursuant to the Merger Agreement. In the aggregate (including the issuance of equity awards), Select issued approximately 37.3 million shares of common stock. Units in SES Holdings outstanding immediately prior to the effective time of the LLC Merger (the “LLC Merger Effective Time”) remain outstanding and have not been exchanged, converted or otherwise changed in the LLC Merger. Based on the number of RES Holdings Units issued and outstanding immediately prior to the LLC Merger Effective Time, a total of approximately 37.3 million units in SES Holdings were issued to the former holders of RES Holdings Units pursuant to the Merger Agreement.

At the Corporate Merger Effective Time, each outstanding option to purchase shares of Rockwater Class A Common Stock (each, a “Rockwater Stock Option”) was converted into an option to acquire, on the same terms and conditions as were applicable to such Rockwater Stock Option immediately prior to the Corporate Merger Effective Time, the number of shares of Select Class A Common Stock determined by multiplying the number of shares of Rockwater Class A Common Stock subject to such Rockwater Stock Option as of immediately prior to the Corporate Merger Effective Time by the Exchange Ratio, at an exercise price per share of Select Class A Common Stock equal to the exercise price per share of Rockwater Class A Common Stock under such Rockwater Stock Option divided by the Exchange Ratio (such conversions, collectively, the “Option Conversion”). Additionally, at the Corporate Merger Effective Time, each share of restricted Rockwater Class A Common Stock (each, a “Rockwater Restricted Stock Award”) that was outstanding immediately prior to the Corporate Merger Effective Time ceased to represent Rockwater Class A Common Stock and was converted into a new award of restricted shares, subject to the same terms and conditions as were applicable to such Rockwater Restricted Stock Award prior to the Corporate Merger Effective Time, equal to the number of shares of Select Class A Common Stock determined by multiplying the number of shares of Rockwater Class A Common Stock subject to such Rockwater Restricted Stock Award as of immediately prior to the Corporate Merger Effective Time by the Exchange Ratio (such conversions, collectively, the “Restricted Stock Conversion”). Subject to certain New York Stock Exchange restrictions, the shares available under the Rockwater Energy Solutions, Inc. Amended and Restated 2017 Long Term Incentive Plan (the “Rockwater Equity Plan”) as of the Corporate Merger Effective Time (as appropriately adjusted to reflect the Exchange Ratio) may be used for post-transaction grants under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended from time to time, the “Select Equity Plan”). The Option Conversion, Restricted Stock Conversion and assumption of shares available under the Rockwater Equity Plan described in the preceding sentences are collectively referred to as the “Equity Award Actions.” The First Amendment to the Select Equity Plan (the “First Amendment”), which was previously adopted to effectuate the Equity Award Actions, became effective on November 1, 2017 at the Corporate Merger Effective Time. The First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2017, and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The Stock Issuance will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Company will rely on representations from each former Rockwater stockholder to support such exemption, including with respect to each former Rockwater stockholder’s status as an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act). If any Rockwater stockholder is not an Accredited Investor (as defined in the Merger Agreement), pursuant to the Merger Agreement, instead of receiving shares of Select common stock, such Rockwater stockholder will receive a cash payment based upon the number of shares of Select common stock that such Rockwater stockholder would otherwise be entitled to receive and the volume weighted average price of Select Class A Common Stock for the five consecutive trading days ending on the date immediately prior to the Closing.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In each case in connection with the Closing, the Board authorized certain governance changes described in this Item 5.02.

Officer Appointments

Pursuant to and in accordance with the terms of the Merger Agreement, on November 1, 2017, John Schmitz, age 57, who was the Chairman and Chief Executive Officer of Select prior to the Closing, was appointed Executive Chairman of the Board, and Holli C. Ladhani, age 47, who was President, Chief Executive Officer and Chairman of the board of directors of Rockwater (the “Rockwater Board”) prior to the Closing, was appointed President and Chief Executive Officer of the Company. In connection with Ms. Ladhani’s appointment as President and Chief Executive Officer of the Company, Cody Ortowski, the former President of the Company, transitioned into a new role as Executive Vice President, Business Strategy of the Company.

Ms. Ladhani served as the President and Chief Executive Officer of Rockwater and a member of the Rockwater Board from May 6, 2015 until the Closing. She served as Chairman of the Rockwater Board from January 2017 until the Closing. Ms. Ladhani held various positions at Rockwater since its formation in 2011 including Executive Vice President—Chemical Technologies and Chief Financial Officer. Prior to joining Rockwater, Ms. Ladhani served as Executive Vice President and Chief Financial Officer of Dynegy Inc., a position she held from November 2005 until she joined Rockwater in 2011. She previously held various finance positions with Dynegy, including Senior Vice President, Treasurer and Controller from 2000 to 2005. Prior thereto, Ms. Ladhani was employed by PricewaterhouseCoopers, LLP from 1992 to 2000 and held positions with varied levels of responsibility up to Senior Manager in the audit practice, where she focused on the energy sector, including exploration and production, chemicals and refining. A certified public accountant, she received her Bachelor of Business Administration in Accounting from Baylor University and her M.B.A. (Jones Scholar) from Rice University. Ms. Ladhani serves on the Board of Atlantic Power Corporation, a North American independent power producer, and previously served on the Board of Rosetta Resources Inc.

Further, in connection with the Closing, on November 1, 2017, two former Rockwater officers were named as officers of the Company. David Nightingale was named Executive Vice President, Wellsite Services, and Paul Pistono was named Executive Vice President, Oilfield Chemicals. In addition, on November 1, 2017, Michael Skarke was named Executive Vice President, Water Solutions of the Company.

Mr. Nightingale, age 59, served as the Executive Vice President and Chief Operating Officer for Rockwater from June 2015 until the Closing. Mr. Nightingale served as the Senior Vice President—Fluids Management and Executive Vice President—Water Management for Rockwater from April 2012 until the Closing. Prior to joining Rockwater, Mr. Nightingale served as the President of I.E. Miller, a former subsidiary of Complete Production Services, in Houston, Texas. Mr. Nightingale worked at Complete Production Services for seven years in a variety of leadership roles, including running their rig and heavy equipment moving division and one of their well servicing companies in the Rockies. Prior to that, he spent over 25 years in a number of engineering and operating management roles at several energy and midstream companies. Mr. Nightingale obtained his B.S. in Civil Engineering from Bradley University in Peoria, Illinois, and his MBA from the University of Houston.

Mr. Pistono, age 48, served as the Senior Vice President—Sales and Marketing for Rockwater from September 2012 until the Closing. Prior to joining Rockwater, he spent over ten years at Waste Management, Inc., where he served in a variety of sales, marketing, and pricing roles of increasing responsibility, including Vice President—Public Sector Solutions and Vice President—Sales & Marketing of the Western Group. Mr. Pistono has led the sales, marketing, and pricing strategy for business segments generating over $3.5 billion in annual revenue, and has led sales teams of over 250 people. Prior to joining Waste Management, Mr. Pistono held sales and marketing roles with other companies in the waste and environmental services industry. Mr. Pistono obtained his B.S. in Marketing from the University of Wyoming.

Mr. Skarke, age 36, joined the Company in 2009 and has held several operational and financial positions, including serving as Vice President of Water Solutions from 2013 to 2017 and Treasurer from 2012 to 2013.  Prior to joining the Company, Mr. Skarke served as Assistant Vice President at Amegy Bank, where he provided strategic debt financing solutions and general banking support for public and private oilfield service companies.  Mr. Skarke received a B.B.A. in Finance from the University of Texas.

Board Size Increase; Director Appointments

Pursuant to and in accordance with the terms of the Merger Agreement, on November 1, 2017, the authorized size of the Board was increased from five directors to nine directors, and Ms. Ladhani, David C. Baldwin, Keith O. Rattie and David A. Trice, each of whom were members of the Rockwater Board prior to the Closing, were appointed to fill the four vacancies on the Board as a result of the increase in board size. Messrs. Baldwin, Rattie and Trice are the three directors who were former members of the Rockwater Board that Rockwater was entitled to designate to the Board pursuant to the Merger Agreement.

Mr. Baldwin, age 54, served as a member of the Rockwater Board from Rockwater’s formation in June 2011 until the Closing. He is currently the Co-President of SCF Partners, Inc. and previously served as a Managing Director since 1998 and various other positions since 1991 and is responsible for overseeing U.S.-based investments and creating investment platforms around emerging energy trends. Mr. Baldwin began his career as a Drilling and Production Engineer with Union Pacific Resources. He later went on to start an energy consulting business and worked for General Atlantic Partners, a global venture capital firm and early investor of SCF Partners. Mr. Baldwin received his MBA from the University of Texas as well as a Bachelor of Science in Petroleum Engineering. He currently serves on the Board of Directors of Forum Energy Technologies, Nine Energy Service, Inc., and The Oil Patch Group. Additionally, he is a Trustee of The Center, The Center Foundation, The Baylor College of Medicine, and Baylor St. Luke’s Medical Center Hospital.

Mr. Rattie, age 63, served as a member of the Rockwater Board from September 2011 until the Closing. He currently serves on the Board of Directors of Ensco Plc and EP Energy Corporation. Mr. Rattie also served as a director for Questar Corporation from 2001 to 2014, as Chairman of the Board from 2003 to 2012 and as President and Chief Executive Officer from 2002 to 2010. He served as Chairman of the Board for QEP Resources, Inc. from 2010 to 2012 and as a director from 2010 to 2014. He previously served as a director of Zions First National Bank from 2002 to 2015 and as a director of the National Petroleum Council and the Gas Technology Institute. Mr. Rattie is a former Chairman at the Interstate Natural Gas Association of America.

Mr. Trice, age 69, served as a member of the Rockwater Board from July 2012 until the Closing. He served as the Chief Executive Officer of Newfield Exploration Co. (“Newfield”) from 2000 until his retirement in 2009, and as the President of Newfield from 1999 to 2009. He also served as Chairman of the board of directors of Newfield from 2004 until 2010. From 1999 to 2000, he served as Chief Operating Officer of Newfield and as its Vice President of Finance and International from 1997 to 1999. Prior to rejoining Newfield, Mr. Trice served as President, CEO and a Director of Huffco Group, Inc. from 1991 to 1997. He was one of the original founders of Newfield and served as its Vice President, Chief Financial Officer and a Director from 1989 to 1991. Prior to that, he served as an officer for several companies owned by Roy M. Huffington, Inc. after beginning his career as an attorney in private practice in Atlanta. Mr. Trice received a B.A. in Managerial Science from Duke University and graduated from Columbia University’s School of Law in 1973. He is a former Chairman at the American Exploration & Production Council and America’s Natural Gas Alliance. He serves on the board of directors of QEP Resources, Inc., New Jersey Resources Corp. and McDermott International Inc.

Board Committee Matters

On November 1, 2017, a Nominating and Governance Committee of the Board was established, with Mr. Rattie appointed as chairman of the committee and Douglas J. Wall and Adam J. Klein as members. In addition, Mr. Baldwin was appointed as a member of the Compensation Committee of the Board to join the current members, Robert Delaney, the chairman of the Compensation Committee, and Mr. Wall. Further, Messrs. Rattie and Trice were appointed as members of the Audit Committee of the Board, and Richard Burnett will continue to serve as chairman of the Audit Committee.

Indemnification Agreements

On November 1, 2017, the Company, with the approval of the Board, entered into an indemnification agreement with each of Ms. Ladhani and Messrs. Baldwin, Nightingale, Pistono, Rattie, Skarke and Trice (the “Indemnification Agreements”) in connection with their roles as members of the Board and officers of the Company, as applicable. The Indemnification Agreements require the Company to indemnify Ms. Ladhani and Messrs. Baldwin, Nightingale, Pistono, Rattie, Skarke and Trice to the fullest extent permitted by applicable law against liability that may arise by reason of their service to the Company and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Indemnification Agreements are in substantially the form referenced as Exhibit 10.3 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Except as otherwise set forth in this Item 5.02, there are no other understandings or arrangements between any of Ms. Ladhani or Messrs. Baldwin, Rattie or Trice and any other person pursuant to which such persons were selected to serve as a director of the Board. There are no relationships between any of Ms. Ladhani or Messrs. Baldwin, Rattie or Trice and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The information provided in Item 2.01 of this Current Report on Form 8-K regarding the First Amendment to the Select Equity Plan is incorporated herein by reference.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, on November 1, 2017, and in connection with the Closing, the Company filed with the Secretary of State of the State of Delaware the Third Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) which, among other things, makes certain changes with respect to the terms of Select’s previously outstanding shares of Class A-1 Common Stock, par value $0.01 per share, in order to permit the issuance of shares of “Class A-2 Common Stock” to the former holders of Rockwater Class A-1 Common Stock. The former holders of Rockwater Class A-1 Common Stock will be entitled to the benefits of the registration rights agreement entered into in connection with their purchase of Rockwater Class A-1 Common Stock as a result of the Assignment and Assumption Agreement.

The Amended and Restated Certificate also makes changes to the provisions governing the “Class A-2 Common Stock” to reflect the fact that no shares of Select Class A-1 Common Stock are currently outstanding and conform certain changes applicable to the “Class A-2 Common Stock” to the corresponding provisions of the former Rockwater certificate of incorporation in respect of the Rockwater Class A-1 Common Stock and the Rockwater registration rights agreement. In addition, the Amended and Restated Certificate increases the authorized number of shares of Class A common stock from 250,000,000 shares to 350,000,000 shares.

As a result of the Amended and Restated Certificate, directors will be elected annually, regardless of whether certain Select legacy stockholders own less than 50% of the outstanding Select Class A Common Stock. In addition, for so long as certain holders of Select Class A Common Stock (including Crestview Partners and certain entities affiliated with Mr. Schmitz) own more than 35% of the outstanding shares of Select’s common stock, stockholders may act by written consent in lieu of a meeting of stockholders.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 9.01                   Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(b)     Financial Statements of Business Acquired.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(d)     Exhibits.

Exhibit No.	Description
3.1

Third Amended and Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 4.1 to Select Energy Services, Inc.’s Registration Statement on Form S-8, dated November 1, 2017 (File No. 333-221282)).

4.1	Assignment and Assumption Agreement by and between Select Energy Services, Inc. and Rockwater Energy Solutions, Inc., dated November 1, 2017.

4.2	Registration Rights Agreement by and between FBR Capital Markets & Co. and Rockwater Energy Solutions, Inc., dated February 16, 2017.

4.3

First Amendment to the Select Energy Services, Inc. 2016 Equity Incentive Plan (incorporated by reference herein to Exhibit 4.4 to Select Energy Services, Inc.’s Registration Statement on Form S-8, dated November 1, 2017 (File No. 333-221282)).

10.1	Credit Agreement, dated November 1, 2017, among Select Energy Services, LLC, SES Holdings, LLC, Wells Fargo Bank, N.A., as administrative agent, and the lenders named therein.

10.2	Board Observation Rights Agreement by and between Select Energy Services, Inc. and White Deer Energy L.P., dated November 1, 2017.

10.3

Form of Indemnification Agreement (incorporated by reference herein to Exhibit 10.4 to Select Energy Services, Inc.’s Registration Statement on Form S-1, dated March 2, 2017 (Registration No. 333-216404)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2017

SELECT ENERGY SERVICES, INC.

By:	/s/ Gary Gillette
Gary Gillette
Chief Financial Officer and Senior Vice President